UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2025

Tenax Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Glen Lennox Drive, Suite 300

Chapel Hill, North Carolina 27517

(Address of principal executive offices) (Zip Code)

919-855-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TENX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 11, 2025, Tenax Therapeutics, Inc. (the “Company”) held its 2025 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, upon the recommendation of the Company’s Board of Directors (the “Board”), the Company’s stockholders approved the Certificate of Amendment (the “Officer Exculpation Amendment”) to the Company’s Certificate of Incorporation, as amended (the “Certificate”) to add provisions to the Certificate exculpating certain officers of the Company from liability in specific circumstances, as permitted by Delaware law. The details of the Officer Exculpation Amendment were disclosed in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 25, 2025, which description is incorporated herein by reference.

The Company filed the Officer Exculpation Amendment with the Secretary of State of the State of Delaware (the “DE Secretary of State”) on June 13, 2025, which became effective upon filing. The Company filed a restated certificate of incorporation (the “Restated Certificate”) with the DE Secretary of State on June 16, 2025, which became effective upon filing, that integrated the Certificate and the Officer Exculpation Amendment.

The foregoing descriptions of the Officer Exculpation Amendment and the Restated Certificate are qualified in their entirety by reference to the full text of the Officer Exculpation Amendment and the Restated Certificate, copies of which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following proposals were voted upon at the Annual Meeting and the final voting results with respect to each such proposal are set forth below.

Proposal 1: Election of Directors

The Company’s stockholders elected each of the following individuals to the Board for a one-year term expiring in 2026, or until his or her successor is duly elected qualified, by the votes indicated below.

Members	For	Withheld	Broker Non-Votes
June Almenoff	2,460,500	25,549	527,090
Michael Davidson	1,992,079	493,970	527,090
Declan Doogan	2,470,868	15,181	527,090
Christopher T. Giordano	2,470,815	15,234	527,090
Robyn M. Hunter	2,470,890	15,159	527,090
Gerald T. Proehl	2,470,820	15,229	527,090
Stuart Rich	2,470,804	15,245	527,090

Proposal 2: Officer Exculpation

The Company’s stockholders approved the Officer Exculpation Amendment by the votes indicated below.

For	Against	Abstain	Broker Non-Votes
2,458,203	10,244	17,602	527,090

Proposal 3: Stockholder Action

The Company’s stockholders did not approve the proposed amendments to the Certificate requiring all stockholder action be taken at an annual or special meeting of stockholders, by the votes indicated below.

For	Against	Abstain	Broker Non-Votes
1,915,960	563,768	6,321	527,090

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Proposal 4: Say-on-Pay

The Company’s stockholders voted on a resolution to approve (on a nonbinding advisory basis) the Company’s 2024 named executive officer compensation as disclosed in the Proxy Statement. This proposal was approved by the votes indicated below.

For	Against	Abstain	Broker Non-Votes
2,435,043	30,284	20,722	527,090

Proposal 5: Say-on-Frequency

The Company’s stockholders voted to approve (on a nonbinding advisory basis) the frequency of an advisory vote on the compensation of the Company’s named executive officers (the “say-on-pay” vote) in future years. The votes on this proposal are summarized below.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
616,373	1,825,717	21,046	22,913	527,090

After taking into consideration the foregoing voting results and the prior recommendations of the Board, the Company will hold an advisory “say-on-pay” vote every two years in connection with its annual meeting of stockholders until the Board otherwise determines that a different frequency for such advisory votes is in the best interest of the Company.

Proposal 6: Auditor Ratification

The Company’s stockholders ratified the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 by the votes indicated below.

For	Against	Abstain	Broker Non-Votes
2,976,524	19,600	17,015	None

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Officer Exculpation Amendment.
3.2	Restated Certificate of Incorporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2025	Tenax Therapeutics, Inc.

	By:	/s/ Christopher T. Giordano
Christopher T. Giordano
President and Chief Executive Officer

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